UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2013

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On November 24, 2013, the Compensation and Talent Development Committee (the “Committee”) of the Board of Directors of Quintiles Transnational Holdings Inc. (the “Company”) determined that it is appropriate to award restricted stock units as a form of compensation, and the Committee adopted the form of award agreement awarding restricted stock units (the “Form”) under the Company’s 2013 Stock Incentive Plan (the “Plan”). The Form is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Consistent with the above determination, on November 24, 2013, the Committee approved grants of restricted stock units to certain executive officers, including 11,599 restricted stock units to Kevin K. Gordon, the Company’s Executive Vice President and Chief Financial Officer, under the Plan. The award to Mr. Gordon was made in recognition of his leadership and contributions to the Company. The restricted stock units will settle in shares of the Company’s common stock within 45 days of the applicable vesting date. Provided that Mr. Gordon continues to render services to the Company through the applicable vesting date, one-third of the restricted stock units will vest on November 24, 2016, the third anniversary of the date of grant, and the remaining two-thirds of the restricted stock units will vest on November 24, 2017, the fourth anniversary of the date of grant.

The foregoing description of the restricted stock unit award to Mr. Gordon is qualified in its entirety by reference to the complete terms and conditions of the Form, as well as the terms and conditions of the Plan, which was attached as Exhibit 10.22 to the Company’s Registration Statement on Form S-1/A filed on April 19, 2013 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2013	QUINTILES TRANSNATIONAL HOLDINGS INC.

	By:	/s/ James H. Erlinger III
James H. Erlinger III
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Form of Award Agreement Awarding Restricted Stock Units under the Quintiles Transnational Holdings Inc. 2013 Stock Incentive Plan.